Exhibit 1.01

Conflict Minerals Report 2022

Introduction

This is the Conflict Minerals Report (the ‘Report’) of British American Tobacco p.l.c. (‘BAT’)1. It has been prepared in accordance with Rule 13p-1 (the ‘Rule’) under the US Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), for the year ending 31 December 2022 (the ‘Reporting Period’). This is BAT’s fourth Report subject to the Rule, following its acquisition of Reynolds American Inc. in July 2017.

Conflict Minerals’ are defined by the US Securities and Exchange Commission (the ‘SEC’) as columbite-tantalite (coltan), cassiterite, gold and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, ‘3TG’). The Rule applies to companies required to file reports with the SEC under Section 13(a) or 15(d) of the Exchange Act. If such companies manufacture or contract to manufacture products that contain 3TG necessary to the functionality or production of the product (‘in-scope products’), they are required to:

●
Conduct in good faith a reasonable country of origin inquiry (‘RCOI’) to determine whether any of the 3TG originated in the Democratic Republic of the Congo or an adjoining country (the ‘Covered Countries’), or are from recycled or scrap sources; and

●	Disclose in a conflict minerals report filed as an exhibit to Form SD certain information relating to, among other things, the resu`lts of such RCOI.

Please refer to the requirements of Form SD for further details and definitions of the terms used in this Report2.

Company Overview

BAT is a leading, multi-category consumer goods business. Our Group headquarters is based in the UK and we have operations in over 170 markets worldwide, employing over 50,000 people. In 2022, our Group revenue was £ 27,655 million.

The Company has shares listed on the London Stock Exchange (BATS), the Johannesburg Stock Exchange (BTI) and, as American Depositary Shares, on the New York Stock Exchange (BTI).

Electronic components that may contain 3TG are used in the Group’s vapour products (also known as e-cigarettes) and tobacco heating products. The Group’s supply chains are complex, and there are many third parties in the supply chain between Group companies and the mines from which minerals are originally sourced and the smelters and refiners that process those minerals.

Applicability Assessment

For the 2022 reporting, we conducted an analysis of the Group’s products that are likely to contain 3TG. As a result of this analysis, we reasonably determined that the Group manufactures, or contracts to be manufactured, two in-scope products:

●	Vapour products – devices and related accessories, such as e-liquid pods and battery chargers, under our global brand Vuse, as well as some local brands of our subsidiaries; and

1 British American Tobacco p.l.c. is the publicly-traded holding company for the British American Tobacco Group of companies. References in this report to ‘BAT’, ‘Group’, ‘Company’, ‘we’, ‘us’ and ‘our’ when denoting opinion refer to British American Tobacco p.l.c. and when denoting business activity refer to British American Tobacco Group operating companies, collectively or individually as the case may be.
2 Form SD is available at www.sec.gov/about/forms/formsd.pdf

BAT Conflict Minerals Report 2022 l Page 1 of 14

●	Tobacco heating products – devices and consumables used with such devices, as well as related accessories, such as battery chargers, under our global brand glo.

RCOI and Due Diligence Framework

As required by Form SD, we conducted a good faith RCOI regarding the Group’s in-scope products for the Reporting Period. This good faith RCOI was designed to determine whether any of the 3TG used in our in-scope products originated in the Covered Countries or if they were from recycled or scrap sources.

In accordance with the Rule, our due diligence process is designed to align with the internationally recognised five-step due diligence framework, set out in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the ‘OECD Framework’)3 as applicable for 3TG and downstream companies (as ‘downstream companies’ is defined in the OECD Framework). Our process is as follows:

Step 1: Establish Group Systems

We have worked to integrate Conflict Minerals reporting into our existing Group-wide systems as part of our wider human rights strategy and supply chain due diligence procedures.

This has included:

a)
Adopting a policy for the responsible sourcing of 3TG and communicating this policy to suppliers in our Supplier Code of Conduct (the ‘Code’) since 2018.  An updated version of the Code took effect in January 2022.

The Code states that we expect our suppliers to “ensure responsible sourcing of ‘conflict minerals’ […] and where products or materials supplied to the Group contain such minerals, suppliers should work to exercise appropriate due diligence and perform a reasonable country of origin inquiry, including requiring its suppliers to engage in similar due diligence”.

The Code has been endorsed by the Board of British American Tobacco p.l.c. (the ‘Board’), and our Director, Operations owns the policy on behalf of the Management Board.

The Code applies to suppliers to any BAT Group company worldwide and is incorporated into our contractual arrangements. It is publicly available at www.bat.com/principles and communicated to suppliers as part of our onboarding processes.

b)	Structuring internal Group management to support Conflict Minerals due diligence within our existing human rights supply chain due diligence (‘SCDD’) programme.

The SCDD programme is overseen by the Group’s SCDD governance committee, a cross-functional governance committee, including senior members of Procurement, Group Sustainability and Legal. As such, the responsibility for overseeing the design, implementation and results of the Group’s Conflict Minerals due diligence has been incorporated into the remit of the Group’s SCDD governance committee.

The Operations Sustainability Forum, chaired by the Group’s Director, Operations, has oversight over the Conflict Minerals reporting process as part of its approval of this Report.

c)
Participating in cross-industry efforts to support responsible minerals sourcing, as part of our membership of the Responsible Minerals Initiative (‘RMI’ – formerly the Conflict-Free Sourcing Initiative). In November 2022, we obtained membership to the RMI.  Utilising the resources that are available to RMI members, we plan to seek to further enhance our supply chain due diligence process.

d)
Establishing a system of controls and transparency for identifying in-scope products and suppliers. This has included incorporating Conflict Minerals clauses into contractual arrangements with in-scope suppliers. These clauses require such suppliers to confirm compliance with conflict minerals laws, establish conflict minerals due diligence procedures and perform a RCOI, if relevant.

We also provided all in-scope suppliers with detailed guidance to help them understand their Conflict Minerals due diligence obligations, our expectations and approach, and how to complete the Conflict Minerals Reporting Template (‘CMRT’)4. The CMRT is a standardised reporting template developed by the RMI to collect information on the chain of custody of 3TG throughout supply chains, consistent with the OECD Framework.

3 The OECD Framework is available at www.oecd.org/corporate/mne/mining.htm
4 The CMRT is available at www.responsiblemineralsinitiative.org/reporting-templates/cmrt/.

BAT Conflict Minerals Report 2022 l Page 2 of 14

e)
Strengthening engagement with suppliers on the issue of responsible mineral sourcing through communicating our Code as part of our supplier onboarding processes. In 2022, we published our refreshed SCoC to strengthen our commitment to supply chain due diligence.

f)
Providing a grievance mechanism through the Group’s Speak Up channels. These independently managed channels are available to anyone working for, or with, a Group company to raise concerns online at www.bat.com/speakup, by text or by telephone hotlines, 24 hours a day, seven days a week and in multiple languages. These channels can be used confidentially and anonymously, without fear of reprisal.

Step 2: Identify and Assess Risks in the Supply Chain

For the Reporting Period, we sent requests to all 11 in-scope suppliers to complete the CMRT. The suppliers’ responses were checked and analysed and, where required, we followed up with suppliers for further information or clarification.

We then compared details of the smelters and refiners provided by our in-scope suppliers against the RMI’s Responsible Minerals Assurance Process (‘RMAP’) database5 to determine if the smelters and refiners that source from the Covered Countries are ‘RMAP Conformant’.

RMI defines smelters and refiners as RMAP Conformant if they have successfully completed an independent RMAP audit. The audit verifies that they have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities; and that they maintain good standing in the programme through a validation process.

The RMI states that “the RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the US Dodd-Frank Wall Street Reform and Consumer Protection Act”.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

The Group’s SCDD governance committee oversees the design, implementation and findings of our Conflict Minerals due diligence procedures – including our strategy to respond to identified risks. The committee continues to monitor progress, risks and emerging issues to further strengthen our response to identified risks.

Step 4: Utilise Results of Independent Third-Party Audits of Smelter and Refiner Due Diligence Practices

As Group companies are far removed from the smelters and refiners that process Conflict Minerals in the supply chain, we rely on cross-industry initiatives, such as RMI’s RMAP, which conduct independent third-party audits of smelters and refiners in our supply chain.

As described in Step 2, we review whether the smelters or refiners identified by our in-scope suppliers to be sourcing 3TG from the Covered Countries are listed as RMAP Conformant, based on RMI’s database.

We encourage our suppliers to engage with their own upstream suppliers to ensure smelters or refiners that do source from the Covered Countries to also undergo independent third-party audits in accordance with the OECD Framework.

5 RMI’s smelter database is available at www.responsiblemineralsinitiative.org/smelter-links/smelter-database/.

BAT Conflict Minerals Report 2022 l Page 3 of 14

Step 5: Annual Filing of the Conflict Minerals Report

Our Conflict Minerals Reports are filed with the SEC and are available at: www.bat.com/reporting.

Determination

As we do not directly purchase raw minerals, ores or 3TG, we primarily rely on our in-scope suppliers to collate information on smelters and refiners in our supply chain. We received responses from all in-scope suppliers for the Reporting Period.

Based on the RCOI and due diligence work described above, we have determined that certain 3TG contained in our in-scope products may have originated from Covered Countries and may have been processed by smelters that are not listed as RMAP Conformant.

In conclusion, we are unable to determine the origin of certain 3TG contained in our in-scope products, despite our RCOI conducted in good faith.

The full list of smelters and refiners declared by our in-scope suppliers is included in the Annex.

Continuous Improvement Efforts to Mitigate Risk

In 2023, we plan to build upon the following steps:

●	Benchmark and update the Conflict Minerals policy integrated in our Supplier Code of Conduct, as appropriate;

●	Utilise the specialist resources made available to us through our RMI membership to further enhance our due diligence processes;

●	Continue mapping our New Categories supply chain and building constructive working relationships with our in-scope suppliers;

●	Continue providing Conflict Minerals training for relevant Relationship managers to build their capacity for engaging with in-scope suppliers on the issue;

●	Encourage in-scope suppliers to put in place, if not yet implemented, Conflict Mineral sourcing policies and due diligence measures aligned to the OECD Framework;

●	Encourage in-scope suppliers to further strengthen due diligence efforts, consistent with the OECD Framework, to help improve the quality and completeness of information provided to us; and

●	Engage in-scope suppliers to encourage smelters who are not listed as RMAP conformant in their supply chain to achieve, or make progress towards, RMAP Conformance.

BAT Conflict Minerals Report 2022 l Page 4 of 14

Annex

List of all smelters and refiners declared by our in-scope suppliers.

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN

BAT Conflict Minerals Report 2022 l Page 5 of 14

Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

BAT Conflict Minerals Report 2022 l Page 6 of 14

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	SAAMP	FRANCE
Gold	L’Orfebre S.A.	ANDORRA

BAT Conflict Minerals Report 2022 l Page 7 of 14

Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	WEEEREFINING	FRANCE
Gold	China National Gold Group Co., Ltd.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA

BAT Conflict Minerals Report 2022 l Page 8 of 14

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Fujian Dingxin Company Limited	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND

BAT Conflict Minerals Report 2022 l Page 9 of 14

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA

BAT Conflict Minerals Report 2022 l Page 10 of 14

Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN

BAT Conflict Minerals Report 2022 l Page 11 of 14

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Maanshan Linyang Mechanical & Electrical Co. , Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

BAT Conflict Minerals Report 2022 l Page 12 of 14

Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten	CHINA

BAT Conflict Minerals Report 2022 l Page 13 of 14

Further Information

About this Report

This is our fourth Conflict Minerals Report in accordance with the Rule under the Exchange Act.

The material in this Report is not provided for product advertising, promotional or marketing purposes. This material does not constitute and should not be construed as constituting an offer to sell, or a solicitation of an offer to buy, any of our products. Our products are sold only in compliance with the laws of the particular jurisdictions in which they are sold.

References in this Report to reports and information on websites, including the web address of BAT, have been included as inactive textual references only. These websites and the information contained therein or connected thereto are not intended to be incorporated into or to form part of this Report.

Forward-looking Statements

This Report contains certain forward-looking statements, including “forward-looking” statements made within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook”, “target” and similar expressions.

These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the Group operates, including the projected future financial and operating impacts of the COVID-19 pandemic. In particular, these forward-looking statements include, among other statements, statements in the Continuous Improvement Efforts to Mitigate Risk section (page 4).

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors. It is believed that the expectations reflected in this Report are reasonable but they may be affected by a wide range of variables that could cause actual results and performances to differ materially from those currently anticipated. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: the impact of competition from illicit trade, the impact of adverse domestic or international legislation and regulation, the inability to develop, commercialise and deliver the Group’s New Categories strategy, adverse litigation and dispute outcomes and the effect of such outcomes on the Group’s financial condition, the impact of significant increases or structural changes in tobacco, nicotine and New Categories related taxes, translational and transactional foreign exchange rate exposure, changes or differences in domestic or international economic or political conditions, the ability to maintain credit ratings and to fund the business under the current capital structure, the impact of serious injury, illness or death in the workplace, adverse decisions by domestic or international regulatory bodies, changes in the market position, businesses, financial condition, results of operations or prospects of the Group, and direct and indirect adverse impacts associated with climate change and the move towards a circular economy.

The forward-looking statements reflect knowledge and information available at the date of preparation of this Report and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. Additional information concerning these and other factors can be found in BAT’s filings with the SEC, including the Annual Report on Form 20-F and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website at www.sec.gov.

BAT Conflict Minerals Report 2022 l Page 14 of 14